Exhibit 8

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation	Percentage Ownership

China Coal Mining Investments Limited	Hong Kong Special Administrative Region	100% (held by Registrant)
Feishang Dayun Coal Mining Limited	Hong Kong Special Administrative Region	100% (held by Pineboom)
Feishang Mining Holdings Limited	British Virgin Islands	100% (held by Registrant)
Feishang Yongfu Mining Limited	Hong Kong Special Administrative Region	100% (held by Newhold)
FMH Corporate Services Inc.	Florida	100% (held by Registrant)
Newhold Investments Limited	British Virgin Islands	100% (held by Registrant)
Pineboom Investments Limited	British Virgin Islands	100% (held by Registrant)
Shenzhen Feishang Management and Consulting Co., Ltd.	People’s Republic of China	100% (held by Yunnan Mining)
Silver Moon Technologies Limited	British Virgin Islands	80% (held by Registrant)
Sunwide Capital Limited	British Virgin Islands	100% (held by Registrant)
Wuhu Feishang Mining Development Co., Ltd.	People’s Republic of China	100% (held by Feishang Mining)
Yangpu Lianzhong Mining Co,. Ltd.	People’s Republic of China	100% (held by China Coal)
Yangpu Shuanghu Industrial Development Co., Ltd.	People’s Republic of China	100% (held by Feishang Yongfu)
Yunnan Feishang Mining Co., Ltd.	People’s Republic of China	100% (held by Yangpu Shuanghu)